SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported)
                                   July 2, 1996

                      SECURITY INVESTMENTS GROUP, INC.
- --------------------------------------------------------------------------------
            (Exact name of Registrant as specified in its Charter)

         Delaware                  0-17527            21-0587407
         --------                  -------            ----------
(State or other jurisdiction    (SEC File No.)       (IRS Employer
     of incorporation)                             Identification
                                                        Number)

817 Landis Avenue, Vineland, New Jersey                08360
- ---------------------------------------                -----
(Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code: (609) 794-3586
                                                    --------------


- --------------------------------------------------------------------------------
         (Former name or former address, if changed since last Report)

                       SECURITY INVESTMENTS GROUP, INC.

                     INFORMATION TO BE INCLUDED IN REPORT
                     ------------------------------------

Item 5.  Other Events.
- ----------------------

      Goodwill Lawsuit. On July 2, 1996, the Registrant issued a Press Release announcing the decision of the U.S. Supreme Court in the case styled U.S. v. Winstar Group. In that decision, the U.S. Supreme Court affirmed a decision by U.S. Court of Federal Claims that the federal government breached an express contract with a savings association when it changed the accounting treatment relating to goodwill in 1989. On August 8, 1995, the Registrant filed a lawsuit in the United States Court of Federal Claims against the United States Government to recover damages for breach of contract occasioned by the enactment of this law. The Court held that the Government is liable for damages and remanded the case to the Court of Federal Claims to determine the amount of such damages. As of December 4, 1992, the date the Registrant's wholly-owned subsidiary was seized by the Government, the Company had approximately $53 million of goodwill recorded on its books.

      For further details, reference is made to the Press Release dated July 2, 1996, which is attached hereto as Exhibit 99 and incorporated herein in its entirety by this reference.

      Other Legal Proceedings. As previously reported, the Registrant received a refund from the IRS in the amount of $678,184 in February, 1995. The Registrant has placed the full amount of the tax refund in an interest bearing account in the name of the Registrant. In December, 1995, the Registrant was sued in the U.S. District Court for the District of New Jersey for return of the tax refund by the Resolution Trust Corporation ("RTC") in its capacity as receiver for Security Federal Savings and Loan Association claiming that the tax refund is an asset of the receiver and, therefore, should be returned to the RTC. The Registrant has filed an answer to the RTC complaint and discovery has begun. The Registrant intends to vigorously defend against this lawsuit.

      Annual Meeting of Stockholders. The Registrant intends to hold an annual meeting of stockholders in September 1996, for the purpose of, among other things, electing directors of the Corporation and the transaction of such other business that may come before the meeting.

      Stock Issuances. In June 1996, the Registrant issued 30,000 shares of its Common Stock, par value $.10 per share ("Common Stock"), to each of its nine Directors in lieu of cash compensation for services rendered without compensation since December 1992. An additional 30,000 shares of Common Stock were issued to one employee of the Registrant for services rendered in lieu of cash compensation and 50,000 shares of Common Stock were issued to the

Registrant's New Jersey counsel, with which Director Milstead is affiliated, for legal services rendered in lieu of cash compensation. As of July 31, 1996, the Registrant had 5,035,900 shares of Common Stock issued and outstanding.

      Line of Credit. In July 1996, the Registrant applied for a $50,000 line of credit from a local financial institution to be used to pay expenses of the Registrant for, among other things, the pursuit of litigation with and against the U.S. Government and for working capital. The terms of the line of credit had not been determined as of the date of this Report. The line of credit is expected to have a variable rate of interest at a premium over the prime rate and have a revolving maturity date. Each Director of the Registrant personally guaranteed repayment of the line of credit.

Item 7.   Financial Statements, Pro Forma Financial
          Information and Exhibits
          -----------------------------------------

      (c)   Exhibits:

            99    Press Release dated July 2, 1996

                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        SECURITY INVESTMENTS GROUP, INC.

Date:July 30, 1996                  By: /s/P. Paul Ricci
     --------------------               ---------------------------------------
                                        P. Paul Ricci
                                        Chairman of the Board, President
                                        and Chief Executive Officer
                                        (Duly Authorized Representative)